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EXHIBIT 23.1

                     CONSENT OF GORDON, HUGHES & BANKS, LLP
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We consent to the reference to our firm under the caption "Experts" in the
Amendment No. 1 to the Registration Statement on Form S-1 of Allis-Chalmers Corporation and to the inclusion therein of our report dated March 3, 2004, with respect to the consolidated financial statements of Allis-Chalmers Corporation as of December 31, 2003 and 2002, and for each of the three years ended December 31, 2003.


                                             /s/ GORDON, HUGHES & BANKS, LLP

Greenwood Village, Colorado
November 8, 2004